EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the American Pharmaceutical Partners, Inc. Savings and Retirement Plan  of our report dated February 20, 2002 with respect to the consolidated financial statements and schedule of American Pharmaceutical Partners, Inc. in its Annual Report on Form 10-K/A for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
March 12, 2003